                                                                    Exhibit 21.1

                           STATE OR OTHER
                           JURISDICTION OF
                          INCORPORATION OR
 SUBSIDIARIES               ORGANIZATION
 ------------             -----------------
Oro Spanish               California
  Broadcasting, Inc.

Radio Unica of San        Delaware
  Francisco, Inc.

Radio Unica of San        Delaware
  Francisco License
  Corp.

Radio Unica of            Delaware
  Miami, Inc.

Radio Unica of Miami      Delaware
  License Corp.

Radio Unica of Los        Delaware
  Angeles, Inc.

Radio Unica of Los        Delaware
  Angeles License
  Corp.

Radio Unica of San        Delaware
  Antonio, Inc.

Radio Unica Network,      Delaware
  Inc.

Radio Unica Sales         Florida
  Corp.

Blaya, Inc.               Delaware

Radio Unica of            Delaware
  Houston License
  Corp.
